Press Release	Exhibit 99(i)
From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE MONTHS ENDED OCTOBER 31, 2024

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2024.

Revenues from Operations for the three months ended October 31, 2024 were $5,539,129 compared to revenues of $5,323,801 in the comparable 2023 three-month period.

Net income for the three months ended October 31, 2024 was $26,657, or $.01 per share, compared to a net loss of $(192,544), or ($.10) per share, in the comparable 2023 three month period.

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Dated:	December 11, 2024